UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2012

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2012, Mitcham Industries, Inc. (the "Company") and First Victoria National Bank (the "Bank") entered into an amended credit agreement. The amended revolving credit facility (the "Amended Facility") provides for total borrowings of up to $50 million on a revolving basis through August 31, 2015, an increase from the $35 million previously available. Borrowings under the Amended Facility bear interest, payable monthly, at the prime rate, subject to a floor of 3.25%. The Company may, at its option, convert any or all balances outstanding under the revolving credit facility into a series of term notes with monthly amortization over 48 months. Amounts available for borrowing are determined by a borrowing base. The borrowing base is computed based upon certain outstanding accounts receivable, certain portions of the Company’s lease pool and any lease pool assets that are to be purchased with proceeds from the facility. The revolving credit facility and any term loans are collateralized by substantially all of the Company’s domestic assets. Up to $10.0 million of the revolving credit facility may be utilized to secure letters of credit. The Amended Facility contains certain financial covenants that require, among other things, for the Company to maintain a debt to shareholders’ equity ratio of no more than 0.7 to 1.0, maintain a current assets to current liabilities ratio of not less than 1.25 to 1.0, and have quarterly earnings before interest, taxes, depreciation and amortization ("EBITDA") of not less than $2.0 million. The Amended Facility also provides that the Company may not incur or maintain indebtedness in excess of $10.0 million without the prior written consent of the Bank, expect for borrowings related to the Amended Facility. The Amended Facility further provides that the Company may not guarantee subsidiary indebtedness in excess of $5.0 million without the prior written consent of the Bank. The Company must pay commitment fees totaling $123,750 over the term of the Amended Facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

September 4, 2012	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement Dated August 31, 2012 by and between Mitcham Industries, Inc. and First Victoria National Bank